EXHIBIT 10.29

MUNICIPAL MORTGAGE & EQUITY, LLC
2012 NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN

(Effective October 1, 2012)

1.           Purpose. The purpose of this 2012 Non-Employee Directors’ Compensation Plan (the “Plan”) of Municipal Mortgage & Equity, LLC, a Delaware limited liability company (the “Company”), is to advance the interests of the Company and its shareholders by providing a means to attract and retain highly qualified persons to serve as non-employee directors of the Company and to promote ownership by such directors of a greater proprietary interest in the Company, thereby aligning such directors’ interests more closely with the interests of shareholders of the Company.

2.           Definitions. In addition to terms defined elsewhere in the Plan, the following are defined terms under the Plan:

(a)          “Annual Share Compensation” means that portion of an eligible director’s Total Annual Compensation which is payable in Shares, Deferred Shares or Options as provided in the Plan.

(b)          For purposes of the Plan, a “Change in Control” shall have occurred if:

(i)          Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any entity controlling, controlled by or under common control with the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either the combined voting power of the Company’s then outstanding voting securities or the then outstanding Shares (in either case, other than as a result of an acquisition of securities directly from the Company);

(ii)         during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 2(b)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii)        the shareholders of the Company approve a merger, consolidation, recapitalization, or reorganization of the Company, or a reverse share split of any class of voting securities of the Company, or the consummation of any such transaction if shareholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Company or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together beneficially owned at least 75% of the combined voting power of the voting securities of the Company outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph (iii), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such 75% threshold (or to substantially preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Company or such surviving entity or of any subsidiary of the Company or such surviving entity; or

(iv)        the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect).

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed upon or with respect to any award under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

(c)          “Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations thereto.

(d)          “Deferred Share” means a credit to a Participant’s deferral account under Section 8 which represents the right to receive one Share upon settlement of the deferral account. Deferral accounts, and Deferred Shares credited thereto, are maintained solely as bookkeeping entries by the Company evidencing unfunded obligations of the Company.

(e)          “Distribution Date” means the date or dates on which Deferred Shares will be distributed to the Participant. Distributions may be made on Separation from Service, death, a specified date, or pursuant to a fixed schedule. The timing of distributions shall be subject to such limitations as may be required to comply with the provisions of Section 409A of the Code. Notwithstanding the foregoing, distributions due upon a Separation from Service and death shall be made no later than 90 days after the occurrence of such event.

(f)          “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include the rules promulgated thereunder and successor provisions and rules thereto.

(g)          “Fair Market Value” of a Share means, as of any given date, (i) if Shares are then listed on a national securities exchange or quoted or reported on a national quotation system, the closing sales price of a Share on the exchange or system for the applicable date, or, if such day was not a trading day, the closing sales price for the most recent trading day prior to such date on such exchange or system, (ii) if Shares are not then listed on a national securities exchanges or quoted on a national quotation system but are then traded on an over-the-counter market or PORTAL, the closing sales price for the most recent trading day prior to such date if at least 50,000 shares were traded on such date, and if not, then the average of the closing bid and asked prices for the Shares in such over-the-counter market or PORTAL for the last preceding date on which there was a sale of such Shares in such market or PORTAL, or (iii) if Shares are not then listed on a national securities exchange, quoted on a national quotations system or traded on an over-the-counter market or PORTAL, such value as may be determined by the Board by whatever means or method as to which the Board, in the good faith exercise of its discretion, shall at such time deem appropriate. For purposes of determining the average Fair Market Value of a Share during a period of days, only trading days shall be taken into account.

(h)          “Fiscal Quarter” means a fiscal quarter of the Company.

(i)          “Option” means the right, granted to a director under Section 9, to purchase a specified number of Shares at the specified exercise price for a specified period of time under the Plan. All Options will be non-qualified stock Options.

(j)          “Participant” means any person who, as a non-employee director of the Company, has been granted a Share, Deferred Share or Option which remains outstanding under the Plan.

(k)          “Quarterly Compensation Amount” shall equal 1/4 of the Total Annual Compensation in effect from time to time.

(l)          “Rule 16b-3” means Exchange Act Rule 16b-3 as from time to time in effect and applicable to the Plan and Participants.

(m)          “Separation from Service” means a Participant’s separation from service with the Company and its subsidiaries. Notwithstanding the foregoing, with respect to any award that is subject to Section 409A of the Code, Separation from Service shall be interpreted within the meaning of Section 409A(a)(2)(A)(i) of the Code.

(n)          “Share” means a common share of the Company.

(o)          “Total Annual Compensation” shall be $50,000. The Board may amend this amount from time to time, in its sole discretion.

3.           Shares Available Under the Plan. Subject to adjustment as provided in Section 10, the total number of Shares reserved and available for issuance under the Plan is 2,000,000. Such Shares may be authorized but unissued Shares, treasury Shares, or Shares acquired in the market for the account of the Participant. For purposes of the Plan, Shares credited to a Participant’s deferral account will not be considered to be available, except for purposes of issuance upon the settlement of such account; provided, however, that, if any Deferred Shares are forfeited, the Shares credited in respect of such Deferred Shares will again be available for issuance under the Plan.

4.           Administration of the Plan. The Plan will be administered by the Board of Directors of the Company (the “Board”); provided, however, that any action by the Board relating to the Plan will be taken only if, in addition to any other required vote, such action is approved by the affirmative vote of a majority of the directors who are not then eligible to participate in the Plan. The Board shall have authority to (i) determine the number of Shares, Deferred Shares or Options to be credited to each Participant, and (ii) determine or impose conditions on such Shares, Deferred Shares and Options under the Plan as it may deem appropriate. The Participant shall take whatever additional actions and execute whatever additional documents the Board may in its reasonable judgment deem necessary or advisable in order to carry out or effectuate one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan. In addition, notwithstanding any other provision of the Plan, the Board shall administer the Plan, and exercise authority and discretion under the Plan, to satisfy the requirements of Section 409A of the Code or any exemption thereto.

5.           Eligibility. Each individual who, on any date on which Shares, Deferred Shares or Options are to be granted or cash is to be paid under Section 6, is a director of the Company and is not an employee of the Company or any subsidiary of the Company will be eligible, at such date, for the compensation described in Section 6 (subject to any deferral election under Section 8), except if, pursuant to an agreement between the individual and the Company, the individual is not eligible for the Plan. No other person will be eligible to participate in the Plan.

6.           Quarterly Compensation. Compensation for service on the Board shall be paid quarterly to each eligible director, as defined in Section 5 above. Each payment shall be made half in cash and half in Shares, Deferred Shares or Options, as described in this Section 6.

(a)          Cash Payment. For services during a Fiscal Quarter, each eligible director shall receive a cash payment equal to 50% of the Quarterly Compensation Amount. Payment with respect to a Fiscal Quarter shall be made on the last day of such Fiscal Quarter (or as soon as practicable thereafter, but in no event later than the date specified in Treas. Reg. § 1.409A-1(b)(4)(i)).

(b)          Shares, Deferred Shares or Options. For services during a Fiscal Quarter, each eligible director shall be granted Shares, Deferred Shares or Options having a combined value, as determined under Section 7, 8 or 9 (as applicable) equal to 50% of the Quarterly Compensation Amount.

(c)          Allocation Among Shares, Deferred Shares and Options. The Board shall determine for each eligible Director, in the fourth quarter of each year, what percentage (if any) of the Annual Share Compensation for the following year shall be in the form of Options and what percentage shall be in the form of Shares. Prior to the Board meeting at which the foregoing determination is to be on the agenda, each eligible Director shall submit to the Board such Director’s proposed allocation. The Board shall hold an Executive Session in which the Board shall make its determination of the allocation for each eligible Director for the following year, having due regard for the allocation requested by each eligible Director, the interests of the Company and the interests of the Shareholders. Individual eligible directors may elect each year to take that portion of the Annual Share Compensation which the Board determines shall be payable in Shares in the form of either Shares or Deferred Shares (but not both) in accordance with Section 8.

7.           Shares. Unless otherwise elected pursuant to Section 8, all compensation to a director in the form of Shares shall be made in accordance with this Section 7. Shares shall be earned and vested on the last business day of the Fiscal Quarter to which they relate, and, unless deferred pursuant to Section 8, shall not be subject to restriction from any voluntary or involuntary sale, transfer, pledge, anticipation, alienation, encumbrance or assignment, other than those imposed by operation of law. The number of Shares to be issued shall be the quotient of (a) 50% of the Quarterly Compensation Amount divided by (b) the Applicable Share Price. The “Applicable Share Price” will be equal to the average Fair Market Value of a Share during the 30-calendar day period ending on the last business day of such Fiscal Quarter. Shares granted under the Plan may be evidenced in such manner as the Board shall determine.

8.           Deferred Shares. Each Participant receiving compensation relating to his or her service as a director in the form of Shares, as specified in Section 6, may elect to receive Deferred Shares in lieu of Shares. If so elected, payment of Deferred Shares shall be made in accordance with this Section 8. If a Participant elects Deferred Shares for any given year, all Shares for that year shall be Deferred Shares.

(a)          Elections. Each director who elects to defer payment of Shares awarded for service in a given calendar year under Section 6 and instead elects to receive Deferred Shares for such calendar year must file a written election with the Secretary of the Company, in the form attached hereto as Exhibit A, no later than December 31 of the year preceding such calendar year; provided, however, that any newly elected or appointed director may file his or her first election not later than 30 days after the date such person first became a director (with respect to Shares not earned as of the date of such election). In no event may an election be made after the last date that such election must be made in order to comply with the provisions of Section 409A of the Code. Each election may specify a Distribution Date for the Shares to which it pertains. Except as provided under this Section 8(a), and in Section  8(b) below, an election for a calendar year (or in the case of a new Participant, the remainder of a calendar year) is irrevocable. An election under this Section  8(a) must specify the following:

(i)          In accordance with the Board’s allocation between Options and Shares under Section 6(c), the percentage of the Shares payable to the Participant for such calendar year that are to be deferred in the form of Deferred Shares under the Plan; and

(ii)         The Distribution Date for such Deferred Shares. If the Distribution Date is not specified in an initial or annual election, Shares subject to the election shall be settled 30 days after the Participant’s Separation from Service with the Company. Any election to be paid upon a cessation of service as a director shall be settled upon a Separation from Service, or as soon as practicable, but no later than 90 days, thereafter.

(b)          Change in Election. A director may change the Distribution Date with respect to Deferred Shares on an annual basis by making a subsequent election; provided that the subsequent election must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) not be effective for at least one year after such election, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions (and each affected distribution) for at least five years.

An election by a director shall be deemed to be continuing and therefore applicable to subsequent Plan years both as to the receipt of Shares as Deferred Shares and as to the Distribution Date unless the director revokes or changes such election for a future year by filing a new election form by the due date for such form specified in Section 8(a).

(c)          Deferred Share Account. The Company will establish a deferral account for each Participant who elects to receive Deferred Shares under this Section 8. At any date on which Shares would otherwise be payable to a Participant who has elected to receive Deferred Shares, the Company will credit such Participant’s deferral account with a number of Deferred Shares equal to the number of Shares that would have been issued under Section 7 but for the Participant’s election to receive Deferred Shares. The amount of Deferred Shares so credited shall include any fractional amounts calculated to at least two decimal places.

(d)          Crediting of Dividend Equivalents. Whenever dividends are paid or distributions are made with respect to Shares, a Participant to whom Deferred Shares are then credited in a deferral account shall be entitled to receive, as dividend equivalents, an amount equal in value to the amount of the dividend paid or property distributed on a single Share multiplied by the number of Deferred Shares (including any fractional Share) credited to his or her deferral account as of the record date for such dividend or distribution. Such dividend equivalents shall be credited to the Participant’s deferral account as a number of Deferred Shares determined by dividing the aggregate value of such dividend equivalents by the Fair Market Value of a Share at the payment date of the dividend or distribution. No distributions shall be made with respect to such dividend equivalents until the Participant’s Distribution Date applicable to the Deferred Shares associated with the dividend equivalents.

(e)          Settlement of Deferred Shares. The Company will settle the Participant’s deferral account by delivering to the Participant (or his or her beneficiary) a number of Shares equal to the number of whole Deferred Shares then credited to his or her deferral account (or a specified portion in the event of any partial settlement), together with cash in lieu of any fractional share remaining at a time when less than one whole Deferred Share is credited to such deferral account. Such settlement shall be made on the Distribution Date specified or deemed specified in the Participant’s election filed in accordance with this Section 8.

(f)          Unforeseen Emergency. Notwithstanding the foregoing provisions of this Section 8, a Participant may receive any amounts deferred by the Participant in the event of an “Unforeseeable Emergency.” For these purposes, an “Unforeseeable Emergency,” as determined by the Board in its sole discretion, is a severe financial hardship of the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Section 152(a) of the Code); loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, but only where such severe financial hardship is not and may not be relieved (i) through reimbursement or compensation by insurance or otherwise, or (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. The determination of whether a financial hardship constitutes an Unforeseeable Emergency shall be made in accordance with the provisions of Section 409A(a)(2)(B)(ii) of the Code. The amount distributed shall be limited to the amount necessary to satisfy the emergency need (which amount may include amounts necessary to pay federal, state and local income taxes that will be incurred in connection with the distribution). In the event of a distribution on account of an Unforeseeable Emergency, any deferral election that is in effect on behalf of the Participant for the calendar year of distribution shall be cancelled.

(g)          Nonforfeitability. The interest of each Participant in any Deferred Shares (and the deferral account relating thereto) at all times will be nonforfeitable.

(h)          Compliance with Section 409A. Notwithstanding anything herein to the contrary, all distributions of Deferred Shares shall be made in accordance with the provisions of, and so as to avoid to the maximum extent possible the imposition of any tax under, Section 409A of the Code and the Plan shall be interpreted consistent with this intention.

9.           Options. Each Participant receiving compensation relating to his or her service as a director in the form of Shares, as specified in Section 6, may receive Options in lieu of Shares pursuant to the Board’s determination under Section 6(c). Payment of Options shall be made in accordance with this Section 9.

(a)          Number of Options/Valuation Vesting. To the extent the Board determines pursuant to Section 6(c) that a portion of the following year’s Annual Share Compensation shall be in Options, the number of Options to be awarded in lieu of Shares shall be equal to (i)(A) fifty percent (50%) of the Total Annual Compensation for the following year divided by (B) the value of an Option on the December 15 immediately following the Board’s determination (or if December 15 is not a trading day, then the last trading day preceding such December 15) as determined by the Company using any commonly accepted option valuation methodology. The number of Options so determined for each director shall vest and be delivered to each eligible director in equal fourths on the last day of each Fiscal Quarter of the year to which the award applies.

(b)          Exercise Price. The exercise price per Share purchasable upon exercise of an Option will be equal to 100% of the Fair Market Value of a Share on the date of grant of the Option. The grant date shall be the date of the Board meeting at which the Board determines what portion of the Annual Share Compensation for the following year will be in Options.

(c)          Option Expiration. Each Option granted under the Plan will expire at the earlier of (i) ten years after the date of grant or (ii) one year after the date the Participant ceases to serve as a director of the Company for any reason.

(d)          Exercisability. No Option may be exercised unless and until it has become exercisable in accordance with this Section 9(d). An Option received upon initial election will become exercisable on the next anniversary of the director’s initial election; provided, however, that a Participant’s Option will become immediately exercisable in full at the time the Participant ceases to serve as a director due to death or disability or upon a Change in Control; and provided further, that a Participant’s Option may be exercised after the Participant ceases to serve as a director for any reason other than death or disability only to the extent that the Option was exercisable at the date he or she ceased to be a director or has become exercisable pursuant to this Section 9(e) within two months after the date he or she ceased to be a director.

(e)          Method of Exercise. A Participant may exercise an Option, in whole or in part, at such time as it is exercisable and prior to its expiration, by giving written notice of exercise to the Secretary of the Company, in the form attached hereto as Exhibit B, specifying the Options to be exercised and the number of Shares to be purchased, and paying in full the exercise price in cash (including by check) or by surrender of Shares already owned by the Participant (except for Shares acquired from the Company by exercise of an Option or other award less than six months before the date of surrender) having a Fair Market Value at the time of exercise equal to the exercise price, or by a combination of cash and Shares.

10.         Adjustment Provisions.

(a)          Corporate Transactions and Events. In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, share split or reverse split, extraordinary dividend (whether in the form of cash, Shares, or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant’s rights under the Plan (which would not include a transaction in which public stockholders retain no interest in the surviving company), then an adjustment shall be made, in a manner that is proportionate to the change to the Shares and otherwise equitable, in (i) the number and kind of Shares remaining reserved and available for issuance under Section 3, (ii) the number and kind of Shares under Section 6, (iii)  Deferred Shares issued under Section 8, including the number of Shares to be issued upon settlement of Deferred Shares under Section 8, and (iv) Options issued under Section 9, including the number of Options issued. The foregoing notwithstanding, no adjustment may be made hereunder except (i) as will be necessary to maintain the proportionate interest of the Participant under the Plan and to preserve, without exceeding, the value of outstanding Deferred Shares and Options, and (ii) as will not violate Section 409A of the Code.

(b)          Insufficient Number of Shares. If at any date an insufficient number of Shares are available under the Plan for the receipt of Shares, deferral of Deferred Shares, or issuance of Options at that date, Shares (including Deferred Shares and Options which have been properly elected) will be distributed proportionately to each eligible director to the extent Shares are then available.

11.         Interpretation and Other Rules. The Board may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Board may (i) interpret the Plan and any agreements under Section 13(a), with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided, that the Board’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Board who are individuals who served as Board members before the Change in Control, and (ii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Board shall be final and binding upon all persons. Except as provided in Section 8 with respect to Deferred Shares, Shares and Options are not intended to provide for the deferral of compensation subject to Section 409A of the Code and, if any provision of the Plan is subject to more than one interpretation or construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with such grants or payments not being subject to the provisions of Section 409A of the Code. Deferred Shares are subject to Section 409A of the Code.

12.         Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Shares or to permit payment of Deferred Shares under the Plan without the consent of shareholders or Participants, except that any amendment or alteration will be subject to the approval of the Company’s shareholders at or before the next Annual Meeting for which the record date is after the date of such Board action if such shareholder approval is required by any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect, and the Board may otherwise determine to submit other such amendments or alterations to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previous award of Shares, Deferred Shares or Options, provided, further that no such amendment, discontinuance or termination of the Plan shall accelerate the time for payment of any Deferred Shares or other amounts subject to Section 409A of the Code (except to the extent permitted by Section 409A of the Code). For purposes of this Section 12, a termination of the Plan that involves an accelerated payment of amounts due under the Plan is not considered to materially impair the rights of a Participant.

13.         General Provisions.

(a)          Agreements. Deferred Shares, Options and any other right or obligation under the Plan may be evidenced by agreements or other documents executed by the Company and the Participant incorporating the terms and conditions set forth in the Plan, together with such other terms and conditions not inconsistent with the Plan, as the Board may from time to time approve. Such agreements and documents which pertain to awards that are subject to Section 409A of the Code shall include such additional terms and conditions as may be required to satisfy the requirements thereof.

(b)          Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with any award of Shares, or in settlement of Deferred Shares, or upon exercise of any Option, in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

(c)          Compliance. The obligation of the Company to provide Shares under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board. The election and settlement of Deferred Shares shall be administered in conformance with the provisions of Section 409A of the Code. The Board may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to rights under the Plan. Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any agreement under Section 13(a) which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

(d)          Limitations on Transferability. Deferred Shares and rights relating thereto under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution (or to a designated beneficiary in the event of a Participant’s death), and will be exercisable during the lifetime of the Participant only by such Participant or his or her guardian or legal representative. A Participant may designate a beneficiary by filing with the Company the beneficiary Designation Form attached to the Plan. The Company may rely upon the beneficiary designation last filed in accordance with this Section 13(d). Deferred Shares and rights relating thereto under the Plan may not be pledged, mortgaged, hypothecated, or otherwise encumbered, and shall not be subject to the claims of creditors of any Participant.

(e)          No Fiduciary Relationship. Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its subsidiaries, or their officers or the Board, on the one hand, and the Participant, the Company, its subsidiaries or any other person or entity, on the other.

(f)          Notices. All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Company or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 13(f).

(g)          Unfunded Status of Accounts. With respect to any Shares or payments not yet made to a Participant in respect of Deferred Shares, nothing contained in the Plan or such Deferred Shares shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash or Shares, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan.

(h)          Compliance with Rule 16b-3. It is the intent of the Company that this Plan complies in all respects with applicable provisions of SEC Rule 16b-3. Accordingly, if any provision of this Plan or any agreement hereunder does not comply with the requirements of Rule 16b-3 as then applicable to a transaction by a Participant, such provision will be construed or deemed amended to the extent necessary, to conform to the applicable requirements with respect to such Participant. Notwithstanding anything herein to the contrary, to the extent any transaction is subject to Section 16 of the Exchange Act, each Participant shall be responsible for compliance therewith.

(i)          No Right To Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant any right to continue to serve as a director of the Company.

(j)          No Shareholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a shareholder of the Company unless and until Shares are in fact issued to such Participant (or person).

(k)          Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor any submission thereof to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for directors as it may deem desirable.

(l)          Limitation of Liability. Each member of the Board shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. No member of the Board, nor any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and any officer or employee of the Company acting on behalf of the Board or members thereof shall, to the extent permitted by, law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

(m)          Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

(n)          Governing Law. The validity, construction, and effect of the Plan and any agreement hereunder will be determined in accordance with the Delaware Limited Liability Company Act and other laws (including those governing contracts) of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

(o)          Tax Withholding. Prior to the payment or settlement of any award under the Plan, the Participant must pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state and local tax withholding (including FICA tax) that in the opinion of the Board is required by law. If the Participant does not make such payment or arrangement, in the Board’s discretion, the Participant may forfeit the award. The Board shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local tax withholding (including FICA tax), required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Participant shall remain responsible at all times for paying any tax due with respect to any award under the Plan, and the Company shall not be liable for any interest or penalty that a Participant incurs by failing to make timely payments of tax.

14.         Effective Date and Plan Termination. The Plan will be effective upon the date specified herein upon approval of the Board, subject to its approval by the shareholders of the Company if such shareholder approval is required by any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect. Unless earlier terminated by action of the Board, the Plan will remain in effect until such time as no Shares remain available for issuance under the Plan and the Company and Participants have no further rights or obligations under the Plan. The Board may (without the approval or consent of any Participant) elect to settle (and distribute) all Deferred Shares within thirty (30) days prior to, or twelve (12) months following, a “Change In Control” (as defined for purposes of Section 409A of the Code), provided that all substantially similar arrangements that are sponsored by the Company which are deemed to be part of a single plan for purposes of Section 409A of the Code are terminated, and all Deferred Shares are settled within twelve (12) months of the date of termination. In the event the Plan is terminated, any distribution or settlement of Deferred Shares shall conform to the applicable requirements of Section 409A of the Code so that each Participant avoids liability under Section 409A.

As authorized by the Board: September 14, 2012

Exhibit A

MUNICIPAL MORTGAGE & EQUITY, LLC

2012 NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN

Director’s Deferral Election Form

Effective Beginning with Calendar Year ________

This Election Form sets forth my election under the 2012 Non-Employee Directors’ Compensation Plan (the Plan) of Municipal Mortgage & Equity LLC (the Company) regarding voluntary deferral of common shares of the Company (the Shares) that I am awarded under the Plan as compensation for serving as a Director of the Company.

The elections I make below apply to Shares for services I perform after the year in which I make this election, except that if I am making these elections within 30 days of first becoming a director, these elections apply to Shares I earn for services performed after I make this election. These elections will remain in effect until I revoke or change them. An election to receive Deferred Shares cannot be revoked or changed with respect to Shares I earn for services during the year in which I make the change. My elections can be revoked or changed only with regard to Shares I earn for services performed in a subsequent calendar year by an election form that I deliver to the Company before the beginning of that calendar year.

1.	Election regarding voluntary deferral of Shares.

_____ I elect to receive all Shares to which I become entitled under the Plan in the form of Deferred Shares (as that term is defined in the Plan) on the date or dates specified in Section 2 of this form.

2.	Election as to deferral period

I elect to have the Deferred Shares to which I am entitled as a result of the above election distributed to me on, or beginning on, ______________________ (the Distribution Date)

I elect to have those Shares distributed to me as follows (check one)

_____    deliver on the Distribution Date all the Shares to which I am entitled.

_____    deliver the Shares to which I am entitled in ________ equal annual installments, beginning on the Distribution Date (up to 10 installments permitted), unless earlier delivery is required for compliance with Section 409A of the Code.

3.	Effect of death, disability, resignation, or separation from service.

If, before the Distribution Date, I cease to be a director for any reason (such as because I die, because I become disabled or because I resign or am not re-elected), I elect to have the Shares to which I am entitled distributed to me, or to the persons who are entitled to receive them as a result of my death, as follows:

A-1

_____    deliver the Shares to which I am entitled as I elected in Section 2.

_____    deliver as promptly as practicable (and no more than 90 days) after I cease to be a director all the Shares to which I am entitled.

_____    deliver the Shares to which I am entitled in ________ equal annual installments, beginning as promptly as possible (and no more than 90 days) after I cease to be a director (up to 10 installments permitted), unless earlier delivery is required for compliance with Section 409A of the Code.

However, if I am a specified employee (within the meaning of Section 409A(2)(B)(i) of the Code) on the date I separate from service, any payment otherwise due within the six months following my separation from service shall, instead, be paid in the seventh month after my separation from service to the extent such delay is required by Section 409A(2)(B)(i) of the Code.

Acknowledgement and Signature

I am aware that the elections above are being made under the Plan, and that they are governed by the Plan, including the provisions of the Plan relating to Deferred Shares and deferred share accounts. I acknowledge that those elections and the Plan together constitute an agreement between the Company and me, which can only be revoked or changed as described above (including the specific limitation on my right to revoke or change elections to receive Deferred Shares).

The elections made above supersede and revoke any prior elections I made under the Plan or any predecessor Non-Employee Directors’ Share Plan with respect to the Shares covered by this election.

(Date)	(Signature of Director)

(Social Security No.)	(Print Name)

A-2

Date received by the Company

Date received by the Company

Agreement of the Company

Municipal Mortgage & Equity, LLC, agrees to honor the elections made above as valid elections under the Plan to the director who made the elections in accordance with those elections.

MUNICIPAL MORTGAGE & EQUITY, LLC

By:

Name:

Title:

A-3

MUNICIPAL MORTGAGE AND EQUITY, LLC

2010 NON-EMPLOYEE DIRECTORS’ COMPENSATION PLAN

Beneficiary Designation Form

Designation of Beneficiaries

Pursuant to Section 13(d) of the 2012 Non-Employee Directors’ Compensation Plan of Municipal Mortgage & Equity, LLC, I designate the following individual(s) as my beneficiary (or beneficiaries) to receive Shares or amounts that are distributed with regard to my deferral account after my death:

First Beneficiary:

_______________________________________, my _______________________________, to receive _______________%

(Name)	(Relationship)

_______________________________________

_______________________________________	________________________

(Address)	(Social Security No.)

Second Beneficiary:

_______________________________________, my _______________________________, to receive _______________%

(Name)	(Relationship)

_______________________________________

_______________________________________	________________________

(Address)	(Social Security No.)

Third Beneficiary:

_______________________________________, my _______________________________, to receive _______________%

(Name)	(Relationship)

_______________________________________

_______________________________________	________________________

(Address)	(Social Security No.)

Note: For This Election to Be Valid, the Percentages Must Total 100%.

(Signatures on next page)

A-4

Spousal agreement

I understand that any designation of a beneficiary other than my spouse must be agreed to by my spouse in the space below.

Termination or modification

I understand that this beneficiary designation is terminable and modifiable in accordance with the provisions of the Plan. My making a valid beneficiary designation by delivering this Beneficiary Designation to the Company supersedes and revokes any prior beneficiary election that I made before I delivered this Beneficiary Designation to the Company.

Signatures

(Date)	(Signature of Director)

(Print Name)

Agreement of Spouse

I agree to the beneficiary designation(s) set forth above on this Beneficiary Designation Form

(Date)	(Signature of Spouse)

(Print Name of Spouse)

Date received by the Company

Date received by the Company

A-5

Exhibit B

Corporate Secretary

MUNICIPAL MORTGAGE & EQUITY, LLC

621 E. Pratt Street, Suite 600

Baltimore, Maryland 21202

Notice of Exercise of Non-Qualified Stock Option

Under the 2012 Non-Employee Directors’ Compensation Share Plan

I hereby elect to purchase _______Common Shares, no par value (the “Option Shares”), of MUNICIPAL MORTGAGE & EQUITY, LLC (the “Company”) at the exercise price of $__________ per Option Share.

I hereby elect to pay for the Option Shares as follows (check method(s)):

☐	in cash, by enclosing herewith a certified check, bank cashier’s check, or personal check to the order of the Company in the amount of $_______; and/or

☐	by surrender of _____ Common Shares owned by me for more than six months prior to the date of exercise (attach the separate stock-for-stock exercise form and any documents required by that form); and/or

☐	cashless exercise.

This notice of exercise shall be valid only if the tendered consideration is sufficient to pay the entire exercise price for the purchase of the Option Shares. A certificate representing the Option Shares to be delivered upon exercise should be issued and delivered as instructed below.

(Date)	(Director’s Signature)

B-1

Director to Complete the Following:

Director Address:

(Street address)

(City) (State) (Zip)

Certificates to be registered

in the name(s) of:

(Social Security Number)

(Social Security Number)

Company to Complete the Following:

Received by:

MUNICIPAL MORTGAGE & EQUITY, LLC

☐	$__________ in cash; and

☐	______ Common Shares having a Fair Market Value of $__________ on the date hereof; and

☐	______ Options having a Fair Market Value of $___________ on the date hereof (cashless exercise).

By:

	Name:	(Date)

Title:

B-2